EXHIBIT 99.1

Brian Norris Investor Relations MatrixOne, Inc. 978-589-4040 brian.norris@matrixone.com	Sharon Rodger Public Relations MatrixOne, Inc. 978-589-4066 sharon.rodger@matrixone.com

MatrixOne Reports Financial Results for First Quarter of Fiscal 2006

— Company to Host Conference Call and Webcast at 5:30 PM Eastern Time —

Westford, Mass. – November 15, 2005 — MatrixOne, Inc. (NASDAQ: MONEE), a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain™, today announced financial results for the first quarter ended October 1, 2005.

For the first quarter ended October 1, 2005, total revenues were $25.4 million, compared to $28.7 million in the same period last year. For the first quarter, net loss was $7.2 million, or $0.14 per share, compared to a net loss of $2.5 million, or $0.05 per share, in the same period last year. For the first quarter ended October 1, 2005, adjusted net loss1, which excludes amortization of intangible assets and stock-based compensation charges of $0.8 million, was $6.4 million, or $0.12 per share. For the first quarter ended October 2, 2004, adjusted net loss1, which excludes amortization of intangible assets of $0.2 million, was $2.3 million, or $0.05 per share. Net loss and adjusted net loss for the first quarter ended October 1, 2005 includes expenses of $1.4 million, or $0.03 per share, related to the Company’s recently completed financial review and restatement.

Total current and long-term deferred revenues as of October 1, 2005 were $45.6 million, compared to $32.2 million and $42.2 million as of October 2, 2004 and July 2, 2005, respectively. During the three month period ended October 1, 2005, the Company deferred software license, professional services and maintenance and customer support services revenues related to delivery of software and commitments to provide software functionality to certain customers aggregating approximately $3.4 million and deferred software license and maintenance and customer support services revenues related to a software license transaction that included extended payment terms related to a transaction aggregating approximately $2.4 million. In addition, the year-over-year increase in deferred revenues also reflects the impact of certain matters related to the Company’s recently completed financial review and restatement.

The following milestones were completed or announced during the first quarter of fiscal 2006:

•	The Company received orders from a number of the world’s most innovative companies, including Conexant, a worldwide leader in semiconductor solutions for broadband communications and the digital home; Faurecia, a tier-1 automotive supplier headquartered in France; Keppel Offshore & Marine, a leader in offshore rigs, shipbuilding and ship conversion and repair; Swift & Company, the world’s second-largest processor of fresh beef and pork products; and Ortho-Clinical Diagnostics, a Johnson & Johnson company and a leading provider of high-value diagnostic products and services for the global health care community.

•	The Company was positioned by Gartner, Inc. in the visionary quadrant of the Gartner Magic Quadrant for Product Life Cycle Management. Gartner defines PLM as “creating and executing product strategy across a product value chain, from product ideas through service,” and its 2005 Magic Quadrant for PLM report is a review of this market and the companies that comprise it. Companies are evaluated by Gartner based on completeness of vision and ability to execute. According to Gartner, “visionaries” are vendors who have a clear vision of market direction and are focused on preparing for that, but can still improve in terms of optimizing service delivery. The positioning reflects the Company’s history and leadership in providing innovative, practical solutions to its customer base and the market.

•	The Company was awarded a patent from the United States Patent and Trademark Office for an “Interface Definition Language Compiler” invented by Mr. Dave Tewksbary, the Company’s Vice President of Advanced Research. The compiler is software code that enables the Company to support multiple customer environments without writing additional code for more effortless deployments and greater cost savings. The code enables the Company’s solutions to interact with several computer architectures and codes, including Extensible Markup Language (XML), Enterprise Java Beans (EJB) and Remote Method Invocation (RMI).

•

The Company received certification by Autodesk® for an integration between Autodesk Inventor® and the MatrixOne® PLM platform as part of the Company’s newly released MatrixOne Designer Central™, a comprehensive design data management application that allows a company’s product designers to collaborate with each other and with their suppliers in a single system-regardless of the design tools being used by each partner. Autodesk Inventor is the world’s best selling 3-D mechanical design software.

Company to Host Live Conference Call and Webcast

As previously announced, the Company’s management team will host a live conference call and webcast at 5:30 p.m. eastern time today to discuss the financial results as well as management’s outlook for the business. The conference call may be accessed in the United States by dialing (800) 230-1096 and using passcode “MONE”. The conference call may be accessed outside of the United States by dialing (612) 288-0329 and using passcode “MONE”. The conference call will be simultaneously webcast on the Company’s Investor Relations website, which can be accessed at www.matrixone.com/investor. A replay of the webcast will be available two hours after the call.

1 The Company uses the financial measure adjusted net income (loss) to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of adjusted net income (loss) is not meant to be a substitute for net income (loss) presented in accordance with GAAP but rather should be evaluated in conjunction with net income (loss). A full reconciliation of adjusted net loss to net loss is provided below. The Company’s management believes that the presentation of adjusted net income (loss) provides useful information to investors because this financial measure excludes amortization of purchased technology and intangible assets, which are fixed acquisition-related charges and stock-based compensation. For the three month period ended October 1, 2005, adjusted net income (loss) excludes amortization of purchased technology and intangible assets and stock-based compensation. For the three month period ended October 2, 2004, adjusted net income (loss) excludes amortization of purchased technology and intangible assets. Management does not consider amortization of purchased technology and intangible assets to be part of the Company’s on-going operating activities, and does not consider amortization of purchased technology and intangible assets, or stock-based compensation to be meaningful in evaluating the Company’s past financial performance or future prospects. In addition, adjusted net income (loss) is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Amortization of purchased technology and intangible assets relates to the amortization of identified intangible assets, such as purchased technology, customer relationships and trademarks and trade names, purchased through an acquisition. Pursuant to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R) “Share-Based Payments” in the first quarter of fiscal year 2006, stock-based compensation reflects the fair value of all share-based payments to employees, including stock options and stock issued under certain employee stock purchase plans. The Company’s definition of adjusted net income (loss) may differ from similar measures used by other companies and may differ from period to period.

About MatrixOne

MatrixOne, Inc. (NASDAQ: MONEE), a leading global provider of collaborative product lifecycle management (PLM) software and services, enables companies to accelerate product innovation to achieve top line revenue growth and improve bottom line profitability. With world-class PLM solutions and a commitment to customer success, MatrixOne is focused on helping companies across the automotive, aerospace & defense, consumer, machinery, medical device, semiconductor and high-tech industries solve their most challenging new product development and introduction problems. More than 800 companies use MatrixOne’s solutions to drive business value and gain a competitive advantage, including industry leaders such as BAE Systems, Bosch, Comau, General Electric, Honda, Johnson Controls, Linde AG, NCR, Nokia, Philips, Porsche, Procter & Gamble, Sony Ericsson, STMicroelectronics and Toshiba. MatrixOne (www.matrixone.com) is headquartered in Westford, Massachusetts, with locations throughout North America, Europe and Asia-Pacific.

MatrixOne and the MatrixOne logo are registered trademarks, and “a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain” is a trademark of MatrixOne, Inc. All other trademarks and service marks are the property of their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 – Forward-looking statements in this release do not constitute guarantees of future performance. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. The risks and uncertainties that may affect forward-looking statements include, among others: the continued listing of our common stock on the NASDAQ Stock Market. For a more detailed discussion of the risks and uncertainties of our business, please refer to our periodic reports and registration statements filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended July 2, 2005 and our Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2005. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

MATRIXONE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	October 1, 2005	October 2, 2004
		(As Restated)
Revenues:
Software license	$6,347	$11,174
Service	19,073	17,508

Total revenues	25,420	28,682

Cost of Revenues:
Software license	447	965
Amortization of purchased technology	199	133
Service (1)	11,240	11,440

Total cost of revenues	11,886	12,538

Gross Profit	13,534	16,144

Operating Expenses:
Selling and marketing (1)	9,395	9,887
Research and development (1)	7,134	6,338
General and administrative (1)	4,664	2,621
Amortization of intangible assets	116	70

Total operating expenses	21,309	18,916

Loss from Operations	(7,775)	(2,772)
Other Income, Net	723	332

Loss Before Income Taxes	(7,052)	(2,440)
Provision for Income Taxes	133	51

Net Loss	$(7,185)	$(2,491)

Basic and Diluted Net Loss Per Share	$(0.14)	$(0.05)

Shares Used in Computing Basic and Diluted Net Loss Per Share	51,771	50,295

(1) The following summarizes the allocation of stock-based compensation included in the costs and expenses noted above:

Cost of service revenue	$132
Selling and marketing	168
Research and development	132
General and administrative	88

Total stock-based compensation	$520

Reconciliation of Adjusted Net Loss[1]:
Net Loss	$(7,185)	$(2,491)
Adjustments:
Amortization of purchased technology	199	133
Amortization of intangible assets	116	70
Stock-based compensation	520	—

Adjusted Net Loss[1]	$(6,350)	$(2,288)

Adjusted Basic and Diluted Net Loss Per Share	$(0.12)	$(0.05)

Shares Used in Computing Pro Forma Basic and Diluted Net Loss Per Share	51,771	50,295

[1]

The Company uses the financial measure adjusted net income (loss) to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of adjusted net income (loss) is not meant to be a substitute for net income (loss) presented in accordance with GAAP but rather should be evaluated in conjunction with net income (loss). A full reconciliation of adjusted net loss to net loss is provided below. The Company’s management believes that the presentation of adjusted net income (loss) provides useful information to investors because this financial measure excludes amortization of purchased technology and intangible assets, which are fixed acquisition-related charges and stock-based compensation. For the three month period ended October 1, 2005, adjusted net income (loss) excludes amortization of purchased technology and intangible assets and stock-based compensation. For the three month period ended October 2, 2004, adjusted net income (loss) excludes amortization of purchased technology and intangible assets. Management does not consider amortization of purchased technology and intangible assets to be part of the Company’s on-going operating activities, and does not consider amortization of purchased technology and intangible assets, or stock-based compensation to be meaningful in evaluating the Company’s past financial performance or future prospects. In addition, adjusted net income (loss) is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Amortization of purchased technology and intangible assets relates to the amortization of identified intangible assets, such as purchased technology, customer relationships and trademarks and trade names, purchased through an acquisition. Pursuant to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R) “Share-Based Payments” in the first quarter of fiscal year 2006, stock-based compensation reflects the fair value of all share-based payments to employees, including stock options and stock issued under certain employee stock purchase plans. The Company’s definition of adjusted net income (loss) may differ from similar measures used by other companies and may differ from period to period.

MATRIXONE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	October 1, 2005	July 2, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$100,501	$107,677
Accounts receivable, net	25,995	28,620
Prepaid expenses and other current assets	10,777	8,822

Total current assets	137,273	145,119
Property and Equipment, Net	5,714	6,096
Goodwill	11,877	11,929
Other Intangible Assets, Net	7,330	7,645
Other Assets	2,162	2,171

	$164,356	$172,960

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$4,825	$5,941
Accrued expenses	18,808	23,034
Deferred revenue	39,235	37,040

Total current liabilities	62,868	66,015

Long Term Deferred Revenue	6,410	5,163

Stockholders’ Equity:
Common stock	518	518
Additional paid-in capital	228,010	227,489
Accumulated deficit	(135,273)	(128,088)
Accumulated other comprehensive income	1,823	1,863

Total stockholders’ equity	95,078	101,782

	$164,356	$172,960